                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ORION CAPITAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           ORION CAPITAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]
ORION CAPITAL CORPORATION   30 Rockefeller Plaza, New York, N.Y. 10112
                            (212) 332-8080
    ALAN R. GRUBER
       Chairman
          &
Chief Executive Officer



                                                                  April 15, 1994

Dear Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to the Annual Meeting of Stockholders to be held on Wednesday, June 1, 1994, at Chemical Bank, 270 Park Avenue, 3rd Floor Auditorium, New York, New York, commencing at 10 A.M. Your Board of Directors and management look forward to greeting in person those stockholders able to attend. The formal notice of this meeting and the Proxy Statement accompany this letter.

     Resolutions pertaining to the annual election of your Board of Directors and ratification of the appointment of independent accountants for 1994 will be acted upon at this year's meeting. In addition to the matters covered by the attached notice, the meeting will give us an opportunity to review with you the business and affairs of your Company during 1993 and to provide a current report on the progress being made by the Company in 1994 and the Company's prospects for the future. A discussion period will follow the report, during which stockholders are invited to raise matters of interest about the Company.

     Your vote is important, regardless of the number of shares you may own. TO BE SURE YOUR SHARES ARE VOTED AT THE MEETING, IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE TAKE A MOMENT NOW TO SIGN, DATE AND MAIL YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. This will not prevent you from voting your shares in person if you attend the meeting. Your cooperation in mailing your proxy promptly will be greatly appreciated.

     Thank you for your continued support. We look forward to seeing you on Wednesday, June 1.

                                   Very truly yours,

                                   /s/ ALAN R. GRUBER

                           ORION CAPITAL CORPORATION
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            JUNE 1, 1994 AT 10:00 A.M., EASTERN DAYLIGHT SAVING TIME

                                 CHEMICAL BANK
                                270 PARK AVENUE
                              3RD FLOOR AUDITORIUM
                               NEW YORK, NEW YORK

     Notice is hereby given that the Annual Meeting of Stockholders of Orion Capital Corporation (the "Company") will be held at Chemical Bank, 270 Park Avenue, 3rd Floor Auditorium, New York, New York, on Wednesday, June 1, 1994 at 10:00 A.M., Eastern Daylight Saving Time, for the following purposes:

          1. To elect a Board of Directors to serve until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualify.

          2. To act upon a proposal to ratify the selection of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the year 1994.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of the Company's Common Stock are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on April 4, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Company's offices, Room 2820, 30 Rockefeller Plaza, New York, New York 10112, during the ten-day period preceding the meeting.

     You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.
                      By order of the Board of Directors,
April 15, 1994
                                          MICHAEL P. MALONEY
                                            Vice President, General Counsel
                                              and Secretary

                           ORION CAPITAL CORPORATION
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112

                                PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 1994

     This statement is furnished in connection with the solicitation of proxies by your Board of Directors (the "Board") from holders of the outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of Orion Capital Corporation (the "Company") entitled to vote at the Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and enclosed proxy are first being mailed to stockholders on or about April 15, 1994. A copy of the Company's Annual Report for 1993 is being mailed to all stockholders with this proxy statement.

     The Company's Board has fixed the close of business on April 4, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 14,346,238 shares of Common Stock (which number excludes 991,412 shares owned by the Company and its subsidiaries). Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to matters on which such holder is entitled to vote.

     The presence, in person or by proxy, of a majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Such majority being present, the election of each nominee for Director requires a plurality of the votes cast and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company's independent accountants. Abstentions and broker non-votes are counted towards a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes are not counted in such tabulations for purposes of determining whether a proposal has been approved.

1. ELECTION OF DIRECTORS

     Pursuant to the Company's By-Laws, the Board has fixed the number of Directors, to serve after the retirement of Mr. Donald Reich, at thirteen. Directors are to be elected by the holders of the Company's Common Stock to serve until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualify. Unless instructions to the contrary are received, proxies received in response to this solicitation will be voted in favor of the nominees listed below to be Directors of the Company. If any nominee should become unavailable for election (which is not anticipated), the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.

     Each nominee was elected or reelected by the stockholders at the last Annual Meeting of Stockholders. Mr. Reich, a director since March 31, 1976, is required to retire from the Board at this Annual Meeting in order to comply with a By-Law requirement that prevents a director from being re-elected to the Board once he has attained the age of 72. The following information with respect to principal occupation and business experience has been furnished to the Company by the respective nominees:

                                                       PRINCIPAL OCCUPATION, FIVE-YEAR
 NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE AND OTHER
    WITH THE COMPANY         DIRECTOR SINCE                CORPORATE DIRECTORSHIPS
- -------------------------  ------------------   ----------------------------------------------
Bertram J. Cohn, 68......  April 18, 1977       Managing Director and a limited partner, First
  Director                                      Manhattan Company (investment bankers) 1982-
                                                present. Director: Bowne & Co., Inc.
John C. Colman, 67.......  March 31, 1976       Private investor and consultant. Director:
  Director                                      Premier Industrial Corp.
Alan R. Gruber, 66.......  March 31, 1976       Chairman of the Board and Chief Executive
  Chairman of the Board                         Officer of the Company, 1976-present.
  and Chief Executive                           Director: Guaranty National Corporation,
  Officer, Orion Capital                        Ketema, Inc., and Trenwick Group Inc. Trustee
  Corporation                                   of four trusts which manage the Neuberger &
                                                Berman family of equity mutual funds.
Peter B. Hawes, 58.......  June 8, 1988         Senior Vice President of the Company,
  Senior Vice President,                        1988-present; President of the DPIC Companies,
  Orion Capital                                 wholly-owned subsidiaries of the Company,
  Corporation                                   1982-present.
Larry D. Hollen, 48......  March 20, 1992       President and Chief Operating Officer of the
  President and Chief Op-                       Company since March 1, 1994; Executive Vice
  erating Officer, Orion                        President and Assistant Chief Operating
  Capital Corporation                           Officer of the Company from December 1, 1992
                                                to February 28, 1994, Senior Vice President
                                                from 1990 to 1992 and Vice President from 1988
                                                to 1990; President of the EBI Companies,
                                                wholly-owned subsidiaries of the Company, from
                                                January 1990 to May 31, 1993, President of the
                                                Eastern Division of the EBI Companies from
                                                July 1988 to December 1989.
Robert H. Jeffrey, 64....  March 31, 1976       President, Jeflion Investment Company,
  Director                                      1974-present; President, The Jeffrey Company
                                                (a privately held investment company which is
                                                the parent of Jeflion Investment Company),
                                                1973-present.
Warren R. Lyons, 48......  September 9, 1992    President, Avco Financial Services (a
  Director                                      financial services company and a subsidiary of
                                                Textron Inc.), 1989-present; Group Vice
                                                President of Textron Inc. (a diverse holding
                                                company) from January 1989 to November 1989.
James K. McWilliams, 66... January 7, 1981      Proprietor of McWilliams & Company and general
  Director                                      partner of McWilliams Associates (investment
                                                counselors), 1967-present; General Partner,
                                                Mt. Eden Vineyards, 1986-present.
Ronald W. Moore, 49......  April 1, 1991        Adjunct Professor of Business Administration,
  Director                                      Graduate School of Business Administration,
                                                Harvard University, 1990-present; Managing
                                                Director of Shearson Lehman Brothers Inc.
                                                (investment bankers) 1984 to 1990. Director:
                                                CMAC Investment Corporation.
Robert B. Sanborn, 65....  June 3, 1987         Vice Chairman of the Board of the Company
  Vice Chairman of the                          since March 1, 1994; President and Chief
  Board, Orion                                  Operating Officer of the Company from 1987 to
  Capital Corporation                           February 28, 1994; Chairman of the American
                                                Insurance Association (a property and casualty
                                                insurance company trade group) from January
                                                1993 to January 1994. Director: Guaranty
                                                National Corporation, HCG Lloyd's Investment
                                                Trust plc and Intercargo Corporation.

                                                       PRINCIPAL OCCUPATION, FIVE-YEAR
 NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE AND OTHER
    WITH THE COMPANY         DIRECTOR SINCE                CORPORATE DIRECTORSHIPS
- -------------------------  ------------------   ----------------------------------------------
William J. Shepherd,       September 22, 1976   Private Investor; Chairman, Chemical New
  67.....................                       Jersey Holdings (a bank holding company),
  Director                                      1990-1991, Chairman and Chief Executive
                                                Officer, 1989-1990; Chairman, Chemical Bank
                                                New Jersey (a commercial bank), 1989-1991;
                                                Chairman, Princeton Bank and Trust Company (a
                                                commercial bank), 1989-1991. Director:
                                                Guaranty National Corporation.
John R. Thorne, 68.......  April 18, 1977       Morgenthaler Professor of Entrepreneurship,
  Director                                      Graduate School of Industrial Administration
                                                of Carnegie Mellon University, 1986-present;
                                                Chairman, The Enterprise Corporation of
                                                Pittsburgh (a private, non-profit corporation
                                                encouraging and supporting entrepreneurial
                                                businesses), 1983-present; a general partner
                                                of Pittsburgh Venture Partners, the general
                                                partner of the Pittsburgh Seed Fund (a private
                                                venture capital fund), 1985-present. Direc-
                                                tor: Medrad Inc.
Roger B. Ware, 59........  November 1, 1988     President and Chief Executive Officer of
  Director                                      Guaranty National Corporation (a property and
                                                casualty insurance company), 1983-present;
                                                Senior Vice President of the Company, 1988 to
                                                November 1991. Director: Guaranty National
                                                Corporation.

     The Board of Directors has an Audit Committee, the current members of which are Messrs. Colman (Chairman), Moore, Cohn and Thorne, none of whom is an employee of the Company. The Audit Committee confers periodically with management, the Company's internal auditors and the Company's independent accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee also reviews the nature and extent of any non-audit services provided by the Company's independent accountants. The Audit Committee makes recommendations to the Board with respect to the foregoing and brings to the attention of the Board any criticisms and recommendations that the independent accountants may have or any suggestions of the Audit Committee itself. During 1993, the Audit Committee held two meetings.

     The Board has a Compensation Committee, the current members of which are Messrs. Shepherd (Chairman), Jeffrey, Lyons, McWilliams and Reich, none of whom is an employee of the Company. The Compensation Committee reviews the amount and terms of compensation paid to the principal executive officers of the Company and of the Company's subsidiaries and may authorize, or recommend to the Board the authorization of, such salary levels, employment agreements and general incentive compensation arrangements as the Compensation Committee may deem appropriate. Based on the Committee's ongoing review of the performance of the Company's key executives and of alternative forms of current incentive and performance-based compensation, the Board may authorize the adoption of one or more of the available alternatives in addition to or in substitution for one or more of the present components of the Company's compensation arrangements. The Company does not have a standing nominating committee, but the Compensation Committee is authorized to act as a search and nomination committee to recommend nominees to the full Board for membership on the Company's Board of Directors. Nominees suggested by stockholders (accompanied by biographical material and the candidate's written consent to nomination) sent to the Corporation in care of the Secretary will be considered by the Compensation Committee. The Compensation Committee also performs such other functions as may be delegated to it by the Board. During 1993, the Compensation Committee held three meetings.

     The Board also has an Executive Committee, the members of which are Messrs. Gruber (Chairman), Shepherd and Cohn. The Executive Committee, during intervals between meetings of the Board, may exercise all of the powers of the Board in the management and control of the business of the Company, except as limited by law and except with respect to matters within the powers of the Audit Committee or Compensation Committee. Actions taken by the Executive Committee are reported to the Board at the next meeting of the Board. During 1993, the Executive Committee held one meeting.

     The Board held nine meetings in 1993. Each director attended at least 75% of the aggregate number of meetings of the Board and of all committees on which he served, except for Mr. Cohn who, due to illness, attended 72% of such meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's subsidiaries hold slightly less than 50% of the outstanding common stock of Guaranty National Corporation ("Guaranty"). The Company and Guaranty have entered into a shareholder agreement with respect to the composition of the Board of Directors and committees of Guaranty. So long as the Company or its subsidiaries beneficially own in the aggregate 30% or more of the voting securities of Guaranty, the Company has the right to designate three nominees to the Guaranty Board, and so long as the Company or its subsidiaries beneficially own 20% or more of such Guaranty securities, two nominees to Guaranty's Board. Currently, Messrs. Gruber, Sanborn and Shepherd serve as directors of Guaranty and constitute the entire membership of Guaranty's Compensation Committee. The Company's Compensation Committee is composed of Messrs. Shepherd, Jeffrey, Lyons, and McWilliams. Mr. Shepherd is the Chairman of both the Company's Compensation Committee and Guaranty's Compensation Committee. Roger B. Ware, Guaranty's President and Chief Executive Officer, serves as a member of the Company's Board of Directors but is not a member of any of its Committees. Mr. Ware receives the regular fees paid to all non-employee directors of the Company.

                   SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

     The following table sets forth information concerning the shares of the Company's Common Stock beneficially owned by all Directors, by each of the executive officers named in the Summary Compensation Table on page 8 and all Directors and officers of the Company as a group, and each person or group who is known by the Company to be the beneficial owner of more than five percent of the total number of shares of the Company's Common Stock outstanding and entitled to vote.(1) All such information is given as of April 4, 1994, unless otherwise indicated.

                                                                                 PERCENT
                          NAME OF                       AMOUNT AND NATURE          OF
                     BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP      CLASS
        -------------------------------------------  -----------------------     -------
        Bertram J. Cohn............................             7,812(2)           0.05%
        John C. Colman.............................            12,822(3)           0.09%
        Alan R. Gruber.............................           229,396(4)           1.60%
        Peter B. Hawes.............................            75,574(5)           0.53%
        Larry D. Hollen............................            40,991(6)           0.29%
        Robert H. Jeffrey..........................             3,437(2)           0.02%
        Warren R. Lyons............................               933(7)           0.01%
        James K. McWilliams........................             4,687(2)           0.03%
        Ronald W. Moore............................             1,087(2)           0.01%
        Donald Reich...............................            96,214(2)           0.67%
        Robert B. Sanborn..........................            88,322(8)           0.62%
        Raymond J. Schuyler........................            29,218(9)           0.20%
        William J. Shepherd........................            15,625(2)           0.11%
        John R. Thorne.............................            10,936(10)          0.08%
        Roger B. Ware..............................             3,918(2)           0.03%
        All Directors and officers as a group (20
          persons).................................           740,180(11)          5.16%
        Neuberger & Berman.........................         1,439,163(12)         10.03%
          605 Third Ave,
          New York, New York 10158
        College Retirement Equities Fund...........           851,206(13)          5.93%
          730 Third Avenue
          New York, New York 10017
        Orion Capital Corporation Employees' Stock
          Savings and Retirement Plan..............           669,265(11)          4.67%
          30 Rockefeller Plaza
          New York, New York 10112

- ---------------
 (1) Excludes 991,412 shares owned by the Company and its subsidiaries.

 (2) Indicates sole voting and investment power.

 (3) Includes 3,204 shares held in trust for Mr. Colman's children, over which he has shared voting and investment power, and 1,643 shares held by Mrs. Colman. Mr. Colman disclaims beneficial ownership of the shares held by his wife and held in trust for his children.

 (4) Includes 119,587 shares as to which Mr. Gruber has sole voting and investment power, 83,728 shares which Mr. Gruber has a right to purchase as of June 30, 1994 pursuant to the terms of the 1979 Stock Option Plan or the 1982 Long-Term Performance Incentive Plan ("Performance Incentive Plan") and approximately 26,081 shares which represent his proportionate interest in shares held by the Trustee under the Company's Employees' Stock Savings and Retirement Plan ("Savings and Retirement Plan") as of December 31, 1993.

 (5) Includes 55,171 shares as to which Mr. Hawes has sole voting and investment power, 1,758 shares which Mr. Hawes has a right to purchase as of June 30, 1994 pursuant to the terms of the Performance Incentive Plan, 12,265 shares of restricted stock held pursuant to the terms of the Performance Incentive Plan ("Restricted Stock") and approximately 6,380 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1993.

 (6) Includes 10,546 shares as to which Mr. Hollen has sole voting and investment power, 1,758 shares which Mr. Hollen has a right to purchase as of June 30, 1994 pursuant to the terms of the Performance Incentive Plan, 17,655 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan and approximately 10,600 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1993. Also includes 432 shares held by Mrs. Hollen, as to which Mr. Hollen disclaims beneficial ownership.

 (7) Includes 702 shares as to which Mr. Lyons has sole voting and investment power and 231 shares owned by Mrs. Lyons. Mr. Lyons disclaims beneficial ownership of the shares owned by Mrs. Lyons.

 (8) Includes 9,500 shares as to which Mr. Sanborn has sole voting and investment power, 69,631 shares which Mr. Sanborn has a right to purchase as of June 30, 1994 pursuant to the terms of the Performance Incentive Plan and approximately 6,691 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1993. Also includes 2,500 shares held by Mrs. Sanborn, as to which Mr. Sanborn disclaims beneficial ownership.

 (9) Includes 13,631 shares as to which Mr. Schuyler has sole voting and investment power, 4,492 shares which Mr. Schuyler has a right to purchase as of June 30, 1994 pursuant to the terms of the Performance Incentive Plan, 1,562 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan and approximately 9,533 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1993.

(10) Includes 8,593 shares as to which Mr. Thorne has sole voting and investment power and 2,343 shares owned by Mrs. Thorne. Mr. Thorne disclaims beneficial ownership of the shares owned by Mrs. Thorne.

(11) Includes 84,973 shares which represent the group's proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1993, 172,891 shares which the group has rights to acquire as of June 30, 1994 pursuant to the 1979 Stock Option Plan and the Performance Incentive Plan and 38,938 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan. As of December 31, 1993, the Savings and Retirement Plan, as a whole, held 669,265 shares (4.67%) of the Company's Common Stock. Shares of the Company's Common Stock held by the Savings and Retirement Plan Trustee will be voted in accordance with the instructions of the employees for whose account the shares are held. If no such instructions are received, the Savings and Retirement Plan Trustee will vote such shares in the same proportion as it votes shares for which it does receive instructions from other participating employees.

(12) Neuberger & Berman ("N&B") reported in an amendment to its Schedule 13-G filed with the Securities and Exchange Commission on January 31, 1994 that it held 1,439,163 shares of the Company's Common Stock with shared power to dispose or direct the disposition of all such shares, sole voting power with respect to 511,344 shares and shared voting power as to 664,344 of such shares. N&B has reported that it holds such shares for many unrelated clients, none of whom has an interest relating to five percent or more of the Company's Common Stock. The number reported in the table excludes 70,781 shares of Common Stock held by certain partners of N&B in their own personal securities accounts. N&B disclaims beneficial ownership of such shares owned directly by N&B partners. Mr. Gruber is a trustee of four trusts which manage the Neuberger & Berman family of equity mutual funds.

(13) College Retirement Equities Fund reported in an amendment to its Schedule 13-G, filed with the Securities and Exchange Commission on February 11, 1994, that it held 851,206 shares of the Company's Common Stock with sole power to vote to dispose or direct the disposition of such shares.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers and Directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that they were not required to file Form 5, all of its officers and Directors have complied with all filing requirements applicable to them with respect to transactions during 1993.

                             EXECUTIVE COMPENSATION

     The information presented in this section and elsewhere in this Proxy Statement with respect to the Company's Common Stock market prices, number of shares of Restricted Stock, number of shares of Common Stock covered by Options, Option exercise prices and number of Performance Units have been adjusted to reflect the effect of the 5-for-4 stock splits paid on both November 15, 1993 and December 7, 1992.

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1993, 1992 and 1991 of those persons who were at December 31, 1993 (1) the chief executive officer and (2) the other four most highly compensated executive officers of the Company. (The chief executive officer and the other four most highly compensated executive officers are referred to collectively as the "Named Officers.") On March 1, 1994, Mr. Sanborn became Vice Chairman of the Board of Directors of the Company and Mr. Hollen became President and Chief Operating Officer.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                               --------------------------------------------
                                                                            AWARDS                 PAYOUTS
                                         ANNUAL COMPENSATION   --------------------------------   ---------
                                                                 RESTRICTED          STOCK        LONG-TERM
                                         -------------------       STOCK            OPTIONS       INCENTIVE       ALL OTHER
   NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS     AWARD(S)(1)(2)    (SHARES)(2)(3)   PAYOUTS(4)  COMPENSATION(5)(6)
- --------------------------------- ----   --------   --------   --------------    --------------   ---------   ------------------
Alan R. Gruber................... 1993   $466,794   $370,000      $    -0-               -0-      $  87,891        $ 63,879
  Chairman of the Board &         1992    445,548    325,000           -0-            23,438        312,487          74,357
  Chief Executive Officer         1991    416,700    250,000           -0-               -0-         25,849
Robert B. Sanborn................ 1993    312,450    235,000           -0-               -0-         63,052          40,318
  President &                     1992    294,948    225,000           -0-            14,063         55,714          43,626
  Chief Operating Officer         1991    271,194    200,000           -0-               -0-         22,828
Larry D. Hollen.................. 1993    212,450    150,000           -0-               -0-         22,116          35,527
  Executive Vice President        1992    175,133    100,000       375,000             7,031         22,282          31,753
  & Assistant Chief               1991    159,825     73,000           -0-               -0-          6,972
  Operating Officer
Peter B. Hawes................... 1993    214,700    135,000           -0-               -0-        154,687          40,092
  Senior Vice President           1992    204,700    115,000           -0-             7,031        151,453          47,686
  of the Company                  1991    194,445    130,000           -0-               -0-         25,245
  and President of the
  DPIC Companies
Raymond J. Schuyler.............. 1993    169,700     85,000           -0-               -0-         19,169          33,040
  Vice President --               1992    160,700     75,000           -0-             5,469         24,374          34,916
  Investments                     1991    151,200     65,000           -0-               -0-          7,600

- ---------------

(1) Represents shares of Restricted Stock awarded to the Named Officers pursuant to the terms of the Performance Incentive Plan. No awards were made to any of the Named Officers in 1993. Pursuant to his employment agreement, 15,625 shares of Restricted Stock were awarded to Mr. Hollen on December 1, 1992, based on a market price per share of $24.00. Each award vests in four equal installments beginning on the second anniversary of each award. Awards of Restricted Stock are subject to restrictions on transfer and will be forfeited if the Named Officer terminates his employment prior to the fifth anniversary of the date of each award. If a Change in Control (as defined in the Performance Incentive Plan) were to occur before the shares of Restricted Stock were fully vested, all of such shares would become immediately vested. Dividends are paid on Restricted Stock when and as paid on the Company's Common Stock.

         The aggregate total of Restricted Stock holdings of each of the Named Officers, valued as of December 31, 1993, at a market price of $31.875 per share are as follows:

                                                                    RESTRICTED STOCK
                                                                  --------------------
              NAME                                                SHARES       VALUE
                                                                  ------      --------
        Larry D. Hollen.......................................... 17,655      $562,753
        Peter B. Hawes........................................... 22,030       702,206
        Raymond J. Schuyler......................................  1,562        49,789

(2) Awards of Restricted Stock or Options are made in tandem with awards of Performance Units pursuant to the terms of the Performance Incentive Plan. The value of a Performance Unit under the Performance Incentive Plan will be equal at any time to the book value per share of the Company's Common Stock. However, the right of any Named Officer to receive payment in respect of a Performance Unit award is contingent upon (a) whether the Named Officer remains an employee of the Company (except in the case of retirement, disability or death) throughout the applicable period ("Performance Period"), and (b) whether the applicable target ("Performance Target"), as established at the time of award by the Compensation Committee, has been achieved. The Compensation Committee has determined that all Performance Units awarded to date will have a Performance Target of an 11% compound annual increase in the Company's book value per share during a five-year Performance Period to achieve the maximum payout. If the compound annual increase in the Company's book value per share during the Performance Period does not exceed 6%, no payout is made.

    No awards of Performance Units were made to any Named Officer in 1993. On December 1, 1992, 7,812.5 Performance Units were awarded to Mr. Hollen; on September 9, 1992, 5,859.4, 3,515.6, 1,757.8, 1,757.8 and 1,367.2
    Performance Units were awarded to Messrs. Gruber, Sanborn, Hollen, Hawes and Schuyler, respectively.

(3) Options awarded to the Named Officers are granted pursuant to the terms of the Performance Incentive Plan. To the maximum possible extent, all stock options have been structured to qualify as Incentive Stock Options. No option may be exercised more than ten years from the date of grant, and the exercise price may not be less than 100% of the fair market value on the date of grant of the shares covered thereby. When an option is exercised, the full exercise price must be paid in cash and/or by the surrender, at fair market value, of shares of the Company's Common Stock. Generally, each option is exercisable in installments, as follows: 25% of the shares of Common Stock covered by the option may be purchased on and after the first anniversary of the date of grant and additional 25% installments on and after each of the second, third and fourth anniversaries of the date of grant.

(4) Cash value of Performance Units granted under the Performance Incentive Plan for Performance Periods ended December 31, 1993, 1992 and 1991. In addition, during 1992 the Company terminated its 1979 Performance Unit Plan (the "Old Unit Plan") and distributed to all participants their vested benefits under the Old Unit Plan. As a result of that termination, Mr. Gruber received a distribution of all his benefits under the Old Unit Plan in the amount of $216,002.

(5) Detail of amounts reported in the "All Other Compensation" column for 1993 is provided in the table below.

                        ITEM                          MR. GRUBER   MR. SANBORN   MR. HOLLEN   MR. HAWES   MR. SCHUYLER
- ----------------------------------------------------- ----------   -----------   ----------   ---------   ------------
- - Company Contributions to the Supplemental Benefits
  Plan (see below)...................................  $ 43,646      $20,085      $  7,756     $ 2,396      $  1,480
- - Company Contributions to Savings and Retirement
  Plan...............................................    20,233       20,233        20,233      19,043        17,034
- - Split Dollar Insurance Premium.....................        --           --         7,538      18,653        14,526
                                                      ----------   -----------   ----------   ---------   ------------
       Total All Other Compensation..................  $ 63,879      $40,318      $ 35,527     $40,092      $ 33,040
                                                      ----------   -----------   ----------   ---------   ------------
                                                      ----------   -----------   ----------   ---------   ------------

    In addition to the above, Mr. Gruber is provided term life insurance pursuant to the terms of his employment agreement. A premium of $10,393 for that insurance was paid in 1993 by the Company.

    The Savings and Retirement Plan is a qualified 401(k) savings plan in which all employees of the Company are eligible to participate. The Company makes matching contributions to the Plan of up to 6% of a participating employee's base salary, unless limited by federal tax regulations. The Company contributes to the Supplemental Benefits Plan that portion of the Company's contribution in the Savings and Retirement Plan that an employee failed to receive because of federal tax regulations limiting such contributions.

(6) In accordance with the rules of the SEC, information with respect to years prior to 1992 has been omitted.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information with respect to the unexercised options to purchase Common Stock granted in fiscal 1992 and prior years under the Performance Incentive Plan and under the Company's 1979 Stock Option Plan for each of the Named Officers and held by them at December 31, 1993. No options were granted to any Named Officer in 1993.

                                                                        NUMBER OF                  VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                   SHARES                          AT DECEMBER 31, 1993          AT DECEMBER 31, 1993(2)
                                  ACQUIRED         VALUE       ----------------------------    ----------------------------
             NAME               ON EXERCISE     REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ------------------------------  ------------    -----------    -----------    -------------    -----------    -------------
Alan R. Gruber................     11,000        $ 175,090        83,728          26,365       $1,509,891       $ 320,123
Robert B. Sanborn.............     12,400          281,641        69,632          15,234        1,263,053         180,055
Larry D. Hollen...............        -0-              -0-         1,758           5,273           13,985          41,947
Peter B. Hawes................        -0-              -0-         8,008           5,273           93,204          41,947
Raymond J. Schuyler...........        -0-              -0-         4,492           4,102           66,984          32,631

- ---------------

(1) Represents difference between exercise price and market value on date of exercise. For a description of the material terms of Options and the Performance Units awarded in tandem therewith, see footnotes 2 and 3 on page 9.

(2) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock on that date ($31.875).

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph on page 13 shall not be incorporated by reference into any such filing.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee, currently composed of five members of the Board of Directors, is a standing committee of the Board and only "outside" non-employee directors serve on this Committee. Among its duties the Compensation Committee is charged with the responsibilities of establishing and administering the Company's policies concerning the compensation of management, including the Chief Executive Officer and all other key officers. In discharging such duties, the Compensation Committee is responsible for annually determining, and recommending to the full Board, the salary grade, the annual base salary and bonus for each of the Company's officers, and for awarding grants under the Company's Performance Incentive Plan.

GENERAL

     The Company's stated objective is to achieve superior growth in shareholder value by being the best specialty property and casualty insurer in each of its businesses. In furtherance of that mission the Committee attempts to provide incentives to motivate management to superior performance in order to enhance the profitability of the Company (and, thus, shareholder value). Such incentives also enable the Company to attract and retain qualified executives who will contribute significantly to the long-term success of the Company.

     Executive compensation consists of a base salary, annual bonus and long-term incentive compensation. Guidelines for executive compensation at the Company are at levels which are generally at about the median of the range of salaries paid to peer executives at other companies of generally similar size that are engaged in similar businesses. The Committee believes that compensation should be based upon the attainment of individual and Company goals and should make possible total compensation levels in excess of industry averages if the Company's or business unit's performance is above average.

     In the first quarter of 1994 the Compensation Committee reviewed material provided by Messrs. Gruber, Hollen and Sanborn and the Company's Human Resources staff in connection with recommendations for bonuses with respect to services provided in the prior year and for adjustments in base salaries. The process involves an evaluation of many diverse elements.

ANNUAL COMPENSATION

     The Committee believes that it is important to encourage a performance-based environment that motivates individual performance by recognizing the past year's results and by providing incentives for improvements in the future. This includes an evaluation of an executive's ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on the Company's performance. In making its recommendations for base salaries and annual bonuses for key officers, the Compensation Committee considers a variety of factors, including survey material on salary movements for peer executives at other companies, each executive's success in meeting objectives, level of responsibility, length of service, knowledge and potential for advancement, although none of these factors is assigned a specific weight. Industry compensation statistics are derived from a survey completed by an outside consultant of 14 public property and casualty companies, including three of the thirteen companies in the Dow Jones Property and Casualty Index, that compete with the Company in one or more of its lines of business and range in size from twice to one-half of the Company in total assets. The Committee also gives consideration to its assessment of the quality of services rendered by the executive during the year, the Company's success compared to its competitors, and the internal comparability of compensation among the Company's executives.

     All cash bonuses awarded to officers in respect of fiscal 1993 were awarded pursuant to the Company's Annual Incentive Plan, a somewhat formalized, target-oriented bonus program. A variety of financial and project targets are established for each senior officer. These targets may include one or more of the following measurements: return on stockholders' equity, operating earnings, premium growth, loss and expense ratios, reduction in expenses and completion of specific projects. Awards are generally based on the degree to which the targets are attained and on individual performance during the year. Target annual bonus awards, as a percentage of base salary, range from 25% for certain vice presidents to 40% and 45% for the President and the Chairman, respectively. Depending on performance, an individual could receive no bonus or an amount equal to as much as twice his or her target bonus. In addition, personal performance is measured against other relevant non-quantitative factors, such as customer satisfaction, work efficiency or degree of skill required to perform the task. The Compensation Committee, when it deems appropriate, may authorize the payment of an individual bonus award even if the individual's targets are not achieved. After the Company's year-end results have been audited by its independent certified public accountants, payments under the program are made in cash.

     Mr. Gruber has an employment agreement with the Company (see "Employment Agreements" below), pursuant to which he was paid a base salary of $470,000 for the twelve month period beginning April 1, 1993. In determining bonus and the increase in base salary for Mr. Gruber for 1994, the Committee considered the Company's outstanding performance during 1993 as reflected in, among other factors, a 16% increase in operating earnings and a 26.6% increase in shareholders' equity from 1992, the Company's high return on equity and relatively low combined ratios over each of the past five years, the 12.6% increase in the market price of the Company's stock from the end of 1992 and the increase in the ratings assigned the Company, its subsidiaries and its securities during 1993 by A.M. Best Company and other insurance and securities rating services. Based on the above factors, Mr. Gruber was awarded a cash bonus for 1993 of $370,000, an increase of 13.8% over the bonus awarded for services rendered in 1992. Mr. Gruber's base salary was increased to $480,000 per year beginning March 28, 1994, a 2.1% increase over his 1993 base salary.

     In determining the bonus awards to other key officers, the Committee reviewed with Messrs. Gruber, Hollen and Sanborn recommendations of management based on individual performance of each officer as well as the evaluation of general factors substantially comparable to those considered in establishing the award for Mr. Gruber.

LONG-TERM INCENTIVES

     Long-term incentives for the Company's Chief Executive Officer and other key officers are provided through the Company's Performance Incentive Plan. The Committee grants awards under the Performance Incentive Plan to individuals that the Company believes have the ability to influence its long-term growth and profitability. Awards are based on guidelines that provide for larger awards commensurate with position level and that reflect competitive practices within the property and casualty insurance industry. The awards can be in the form of Stock Options and Performance Units or Restricted Stock and Performance Units. Awards under the Performance Incentive Plan are usually made every two years. Since the last awards were made in 1992, no awards were made in 1993. In general, prior to 1992, awards of Options were limited to Mr. Gruber and Mr. Sanborn, with all other officers receiving awards of Restricted Stock. However, based in part on a study completed in 1992 by an outside consultant, the Company now awards Stock Options, rather than Restricted Stock, to the top 11 officers of the Company. Performance Unit awards are made in tandem with Option and Restricted Stock awards. The number of Stock Options or shares of Restricted Stock granted is generally based on the grade level of an executive's position and the most recent assessment of the executive's performance.

     The Committee has the authority to determine the individuals to whom awards are made, the type of awards (Options or Restricted Stock), the conditions of the awards and the number of shares of Restricted Stock and the number of shares covered by an Option and number of Performance Units. It is through the award of Options and Restricted Stock that the Company attempts to align management's interests with those of the stockholders and to provide an opportunity to its key officers to build a meaningful stake in the Company. The Option exercise price must be no less than the fair market value of the Company's stock on the date of grant. Thus, the value of each stockholder's investment in the Company must appreciate before an optionee receives any benefit from the Option. Maximum payout on awards of Performance Units is made only if the Company achieves an 11% compound annual increase in its book value per share during the Performance Period. As a result, as with Options, the value of the Performance Unit to the executive will be realized only with the creation of value for stockholders.

     The Committee believes that these non-cash awards emphasize the Committee's position that a significant equity stake in the Company connects an executive's compensation to future enhancement of stockholder value.

OTHER BENEFITS

     Executive officers may also participate in the Company's Employees' Stock Savings and Retirement Plan which includes the Company's contributions to that Plan, a Supplemental Benefits Plan under which certain executives are entitled to additional benefits that cannot be awarded under qualified plans due to Internal Revenue Code limitations, as well as other benefits that are generally available to all employees.

DEDUCTIBILITY OF COMPENSATION

     Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No executive officer would have been subject to the limitations of Section 162 (m) had it applied in 1993. The Committee intends to structure any compensation for executive officers so that it qualifies for deductibility under the new statute to the extent feasible. However, to maintain a competitive position within the Company's peer group of companies, the Committee retains the authority to authorize payments, including salary and bonuses, that may not be deductible.

                                          Compensation Committee
                                               William J. Shepherd, Chairman
                                               Robert H. Jeffrey
                                               Warren R. Lyons
                                               James K. McWilliams
                                               Donald Reich

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Dow Jones Property and Casualty Index.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG THE
                            COMPANY'S COMMON STOCK,
            THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES
                          PROPERTY AND CASUALTY INDEX

      MEASUREMENT PERIOD                         DOW JONES P &
    (FISCAL YEAR COVERED)           S&P 500            C         ORION CAPITAL
1988                                       100             100             100
1989                                       132             149             152
1990                                       127             142             124
1991                                       166             177             231
1992                                       179             216             331
1993                                       197             216             381

- ---------------
* Assumes that the investment in the Corporation's Common Stock and each index was $100 on December 31, 1988 and that all dividends were reinvested.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

DIRECTORS' COMPENSATION

     Fees: Each Director who is not an officer of the Company receives a retainer fee which as of July 1, 1993 was increased to $18,000 per year from $15,000. The Chairman of the Audit and of the Compensation Committees of the Board each receives an additional fee of $10,000. In addition, each Director receives an attendance fee of $1,000 (an increase from $900 as of July 1, 1993) for each meeting of the Board and each meeting of a committee actually attended, except that a fee of $300 is paid for a committee meeting held on the same day as a meeting of the Board. Officers of the Company who serve as Directors do not receive either a retainer or any attendance fee for such service. The Company reimburses all Directors and officers for travel, lodging and related expenses which they incur in attending Directors' and committee meetings.

     Directors' Retirement Plan: Since 1990, the Company has had a pension plan for the non-employee directors of the Company. Under the terms of the plan, a director is entitled on retirement to receive an annual payment equal to one half the annual retainer fee (excluding meeting fees, fees paid to chairmen and expenses) for directors of the Company in effect on the date of his retirement. This retirement benefit is to be paid to the director, or his beneficiaries, for fifteen years or the number of years that the individual served as a director of the Company, whichever is less. The plan is not qualified under the Employee Retirement Income Security Act of 1974 and is not funded.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with four of its current executive officers and directors: Alan R. Gruber, Robert B. Sanborn, Larry D. Hollen and Peter B. Hawes.

     Messrs. Gruber and Sanborn: The Company entered into employment agreements with Messrs. Gruber and Sanborn as of March 19, 1993. The contracts are similar in most material respects except as noted below.

     Mr. Gruber's agreement provides for a minimum base annual compensation beginning March 28, 1994 of not less than $480,000 with such salary increases as may from time to time be approved by the Board and requires that the Company provide Mr. Gruber with term life insurance in the amount of $500,000. The contract has an Initial Term ending on December 31, 1996, during which Mr. Gruber will serve as Chairman and Chief Executive Officer, and a Successive Term of five years during which Mr. Gruber will be a Senior Executive Consultant.

     Mr. Sanborn's contract provides for a minimum base annual compensation beginning March 28, 1994 of not less than $325,000 with such salary increases as may from time to time be approved by the Board. The Initial Term of his agreement ends on February 28, 1995 with a Successive Term of six years. Mr. Sanborn served as President and Chief Operating Officer until February 28, 1994 and will serve as Vice Chairman of the Board of the Company until February 28, 1995. During the Successive Term he will be a Senior Executive Consultant.

     The Initial Term of each contract may be shortened by either the Company or the employee in certain circumstances; the Successive Term would then start at such earlier date. Mr. Sanborn may terminate the Initial Term of his contract at any time after January 1, 1994, on three months' notice. The Company may terminate the Initial Term of Mr. Gruber's contract at any time on two years' notice and Mr. Gruber may terminate it on three months' notice, but not prior to September 30, 1994. In addition, either the Company or Mr. Gruber may terminate the Initial Term of his contract at any time after the end of four months following a change in effective voting control of the Company, effective ten days after notice. A change in effective voting control shall be deemed to have occurred upon (i) acquisition by any person or group of 40% or more of the Company's Common Stock, (ii) a merger or consolidation in which the Company is not a survivor or (iii) any time a majority of the members of the Board are persons who were not members of the Board twelve months prior to that time. If there is a change in effective voting control of the Company and at any time thereafter Mr. Gruber terminates his employment or if Mr. Gruber receives written notice of termination, he (or his beneficiary) would be entitled to receive, until the termination date of his agreement, base salary (at the level in effect on the date of notice), a bonus equal to the bonus which would have been payable to him in the year in which notice is given if he had achieved target performance, and other usual employee benefits provided by the Company.

     If the Initial Term of either contract is ended on notice, as described above, all previously unexercised Stock Options will be deemed to be exercisable and all unexpired periods of performance with respect to any Performance Units or awards will be deemed to have expired. The executive will be entitled to receive the value of such Performance Units at the end of the month during which termination occurs on the basis of an equitable pro-rating of the Performance Period, Performance Target and award amount.

     Each agreement provides that in the event of the executive's death during the Initial Term, his beneficiaries would be entitled to receive his base salary to date of death, a pro-rata portion of any bonus that would have been payable to him with respect to the fiscal year in which he dies and other usual death benefits provided by the Company. If the executive becomes disabled, he will be entitled to receive, for the remainder of the Initial Term, disability compensation of not less than 50% of base salary plus other usual employee benefits provided by the Company.

     Upon commencement of the Successive Term, the cash compensation to be paid to each executive will be reduced. Mr. Gruber's base compensation will be reduced to an amount equal to (i) one-half his average salary and bonus compensation during the five years preceding the start of the Successive Term minus (ii) the annuitized present value of all amounts credited to him by the Company under its former Pension Plan, under the Company's Savings and Retirement Plan and under the Company's Supplemental Benefits Plan. Such reduced level of compensation shall continue for Mr. Gruber's life. Mr. Gruber can elect actuarially-equivalent survivor benefits prior to the start of the Successive Term. Mr. Sanborn will be paid $125,000 per year during his Successive Term. After the second year of his Successive Term (or, if later, November 2, 1997 in the case of Mr. Gruber), neither executive will any longer be eligible to participate in the Company's bonus, option and other benefit plans for its employees.

     The Company agreed to purchase an annuity to fund the payments to be made to Mr. Gruber following termination of the Initial Term. It will also purchase an annuity to fund a joint-and-survivor benefit of $48,000 per year to Mr. Sanborn and his spouse, commencing upon completion of the Successive Term of his contract. If either executive chooses a payment option other than the one provided in his contract, the amount payable per month will be actuarially adjusted. Unless a "transfer event" shall occur (by reason of a change of effective voting control or of certain reductions of the Company's credit standing), each annuity shall be the property of the Company. If a transfer event occurs, ownership of the annuity contract will be transferred to their designated beneficiaries, if any, and the income tax cost to the recipient of that transfer will be borne by the Company, subject to recoupment as and to the extent payments are subsequently made under the annuity contracts.

     Messrs. Hollen and Hawes: The Company entered into an employment agreement with Mr. Hollen as of December 1, 1992, upon his promotion to Executive Vice President and Assistant Chief Operating Officer of the Company. As of March 1, 1994, Mr. Hollen was promoted to President and Chief Operating Officer of the Company. The agreement with Mr. Hollen currently provides for a base salary of $250,000 with such salary increases as may from time to time be approved by the Company. Pursuant to the agreement, Mr. Hollen was granted, as of December 1, 1992, 15,625 shares of Restricted Stock and 7,812.5 Performance Units in accordance with the terms of the Performance Incentive Plan.

     The Company also entered into an employment agreement with Mr. Hawes as President of Design Professionals Insurance Company ("DPIC") in 1987, which was amended as of April 1, 1990. The agreement currently provides for a base salary of $225,000 with such salary increases as may from time to time be approved by DPIC and the Company. Pursuant to the agreement, Mr. Hawes was granted 39,062 shares of Restricted Stock and 19,531.25 Performance Units in accordance with the terms of the Performance Incentive Plan. Each of Mr. Hollen and Mr. Hawes is referred to as "Executive" below.

     The term of each agreement is for five years and is automatically renewed yearly until either party thereto gives notice of termination. Any notice of termination other than for death, cause or disability must be given two years in advance in writing. The agreements will not be terminated by any merger, consolidation, sale of assets or voluntary or involuntary dissolution in which the Company (or in, Mr. Hawes' case, DPIC) is not the survivor. The agreement may be terminated by the Company or DPIC, as the case may be, only in the event the Executive becomes disabled, is convicted of a felony or a misdemeanor, engages in conduct which is materially injurious to the Company or willfully fails to substantially perform his duties with the Company. During the term of the agreement, and for two years thereafter, the Executive agrees not to compete with the Company.

     Each agreement provides that in the event of the Executive's death while employed, his beneficiaries would be entitled to receive his base salary to date of death, a pro-rata portion of any bonus that would have been payable to him with respect to the fiscal year in which he dies and other usual death benefits provided by the Company. If the Executive becomes disabled, he would be entitled to receive disability compensation in accordance with the terms of the Company's disability insurance program, a pro-rata portion of any bonus as described above, plus other usual employee benefits provided by the Company. In addition, if the Executive dies or becomes disabled prior to the complete vesting of the shares of Restricted Stock and Performance Units awarded to him under the agreement, such awards will nevertheless continue to vest as if he were fully employed by the Company.

     Severance Policy: The Board of Directors has adopted a severance policy applicable to the executive officers of the Company including the Named Officers. Pursuant to this policy, such officers will be entitled to receive one year's notice of termination, except in the event of termination for cause. This policy currently applies to the executive officers of the Company, including Mr. Schuyler, who do not have an individual employment agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and certain of its subsidiaries have a policy of making loans to key officers, in connection with hiring or transfer to new locations, to assist such personnel in purchasing new residences. During 1989, Larry D. Hollen was required to move his residence from Illinois to Connecticut. In connection with this move, the Company loaned Mr. Hollen an aggregate of $150,000, secured by a mortgage on his Connecticut residence, for fifteen years, with interest at 10% per year.

     At the 1987 Annual Meeting of Stockholders of the Company, the stockholders authorized the execution by the Company of indemnification agreements with its Directors and executive officers. Subsequently, the Company entered into indemnification agreements with each of its Directors and executive officers which, among other things, contractually confirmed the indemnity provided under the Company's Restated Certificate of Incorporation, its By-Laws and under the Delaware General Corporation law.

     The Company and its subsidiaries have entered into several agreements with Guaranty National Corporation ("Guaranty National"). Mr. Ware, a director of the Company, is Guaranty National's President and Chief Executive Officer. Pursuant to one such agreement, Messrs. Gruber, Sanborn, and Shepherd serve on Guaranty National's board of directors (see Compensation Committee Interlocks and Insider Participation, at page 4). Also, the Company and Guaranty National have an investment management agreement pursuant to which a portion of Guaranty National's investment portfolio is managed by the Company's investment managers (under the direction and supervision of Guaranty National) for a fee of $550,000 per year for 1993 and 1994. In addition, the Company's insurance subsidiaries have entered into certain reinsurance agreements and a trade name agreement with Guaranty National.

2. RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected Deloitte & Touche, independent certified public accountants, as independent auditors for the Company for the year 1994. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Board's selection of Deloitte & Touche as the Company's independent certified public accountants, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Deloitte & Touche, the selection of independent certified public accountants will be reconsidered by the Board; however, the Board may select Deloitte & Touche, notwithstanding the failure of the stockholders to ratify its selection.

     The Board expects that a representative of Deloitte & Touche will be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

     Deloitte & Touche (or its predecessor Touche Ross & Co.) has been the Company's independent certified public accountants since March 31, 1976. During the fiscal year ended December 31, 1993, Deloitte & Touche performed audit services for the Company, including attendance at meetings with the Audit Committee and the Board on matters related to the audit, consultations during the year on matters related to accounting, tax and financial reporting and review of financial and related information included in filings with the SEC and other regulatory agencies.

     The appointment of auditors is approved annually by the Board. The decision of the Board is based upon the recommendation of the Audit Committee of the Board. In making its recommendation as to the appointment of auditors, the Audit Committee has regularly reviewed both the proposed audit scope and the estimated audit fees for the coming year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

3. MISCELLANEOUS MATTERS

     As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a Director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company not later than April 1, 1995. A copy of the applicable provisions of the By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company at its principal executive offices.

     In addition to the foregoing, in accordance with the rules of the SEC, any proposal of a stockholder intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 17, 1994, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1995 Annual Meeting, scheduled for Wednesday, June 7, 1995.

COST OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make. The Company has retained D.F. King & Co., Inc., New York, New York to assist in the solicitation of proxies for an estimated fee of $9,000 plus reimbursement of out-of-pocket expenses.

     At any time prior to being voted, the enclosed proxy is revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person.

                                        By order of the Board of Directors,
April 15, 1994

                                            Michael P. Maloney
                                            Vice President, General Counsel
                                              and Secretary

                             FOLD AND DETACH HERE


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ORION CAPITAL CORPORATION

       PROXY FOR HOLDERS OF COMMON STOCK--ANNUAL MEETING, JUNE 1, 1994

     The undersigned holder of Common Stock of Orion Capital Corporation hereby appoints Alan R. Gruber, Robert B. Sanborn and Michael P. Maloney, and each of them, with full power of substitution to each of them, and with authority in each to act in the absence of the other, as attorneys and proxies of the undersigned to vote, as designated below, all the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Orion Capital Corporation to be held at 10:00 A.M., Eastern Daylight Saving Time, Wednesday, June 1, 1994, at Chemical Bank, 270 Park Avenue, 3rd Floor Auditorium, New York, New York and any adjournments thereof.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.


              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)




PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

/X/ PLEASE MARK
    YOUR VOTES
     AS THIS

                 --------------
                     COMMON

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                                  WITHHOLD
                                                     FOR         AUTHORITY
1. ELECTION OF DIRECTORS for all nominees listed     / /            / /
(except as marked)

B. Cohn, J. Colman, A. Gruber, P. Hawes, L. Hollen,
R. Jeffrey, W. Lyons, J. McWilliams, R. Moore,
R. Sanborn, W. Shepherd, J. Thorne, R. Ware

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

- -----------------------------------
                                                       FOR    AGAINST    ABSTAIN
2. APPROVAL OF AUDITORS. A proposal to ratify the      / /      / /        / /
selection of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the year 1994.

3. Upon such other business as may properly come before the meeting, or any adjournments thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1993.

I PLAN TO
 ATTEND    / /
MEETING

SIGNATURE(S)                                             DATE
            ---------------------------------------------    ------------------
NOTE: Please sign exactly as your name appears hereon. All joint owners must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

  VOTING INSTRUCTIONS TO UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE

                     UNDER THE ORION CAPITAL CORPORATION

                 EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

    I hereby direct that at the Annual Meeting of Stockholders of Orion Capital Corporation on June, 1, 1994, and at any adjournments thereof, the voting rights pertaining to my pro rata share of Orion Capital Corporation Common Stock held by the Trustee under the Employees' Stock Savings and Retirement Plan shall be exercised in accordance with the Proxy Statement for the election of the persons nominated as directors (unless such authority is withheld as provided on this card) and with respect to the following additional proposals as checked on this card, or if not checked, for such proposals.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)





PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

/X/ PLEASE MARK
    YOUR VOTES
     AS THIS

                 --------------
                     COMMON

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                                  WITHHOLD
                                                     FOR         AUTHORITY
1. ELECTION OF DIRECTORS for all nominees listed     / /            / /
(except as marked)

B. Cohn, J. Colman, A. Gruber, P. Hawes, L. Hollen,
R. Jeffrey, W. Lyons, J. McWilliams, R. Moore,
R. Sanborn, W. Shepherd, J. Thorne, R. Ware

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

- -----------------------------------
                                                       FOR    AGAINST    ABSTAIN
2. APPROVAL OF AUDITORS. A proposal to ratify the      / /      / /        / /
selection of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the year 1994.

3. Upon such other business as may properly come before the meeting, or any adjournments thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1993.

I PLAN TO
 ATTEND    / /
MEETING

SIGNATURE(S)                                             DATE
            ---------------------------------------------    ------------------
PLEASE SIGN AND RETURN THIS CARD PROMPTLY. As to any matters coming before the Meeting (whether or not specifically mentioned above) for which no written direction is received by the Trustee prior to the date of the Meeting, the Trustee shall exercise voting rights on your behalf in the same proportions as the Trustee was instructed to vote with respect to the shares for which it received instructions. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
ENCLOSED ENVELOPE.


                             FOLD AND DETACH HERE

PROXY                   ORION CAPITAL CORPORATION
       PROXY FOR HOLDERS OF COMMON STOCK -- ANNUAL MEETING JUNE 1, 1994
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The unersigned holder of Common Stock of Orion Capital Corporation hereby appoints Alan R. Gruber, Robert B. Sanborn and Michael P. Maloney, and each of them, with full power of substitution to each of them, and with authority in each to act in the absence of the other, as attorneys and proxies of the undersigned to vote, as designated below, all the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Orion Capital Corporation to be held at 10:00 A.M., Eastern Daylight Saving Time, Wednesday, June 1, 1994, at Chemical Bank, 270 Park Avenue, 3rd Floor Auditorium, New York, New York, and any adjournment thereof.

     PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                   A VOTE FOR ITEMS 1 AND 2 IS RECOMMENDED

Item 1 - ELECTION OF DIRECTORS: B. Cohn, J. Colman, A. Gruber, P. Hawes, L. Hollen, R. Jeffrey, W. Lyons, J. McWilliams, R. Moore, R. Sanborn, W. Shepherd,
J. Thorne, R. Ware

FOR all nominees listed \  \    WITHHOLD AUTHORITY FOR ALL \  \
(except as marked)

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

- --------------------------------------------------------------------------------

Item 2 - APPROVAL OF AUDITORS. To ratify the appointment of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the year 1994.

FOR \  \                AGAINST \  \                    ABSTAIN \  \

Item 3 - With discretionary authority upon such other matters as may properly come before the meeting.

                                (Continued and to be signed on the reverse side)



     PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

Dated                                                                 , 1994
     -----------------------------------------------------------------
Signauture(s)
             ---------------------------------------------------------------

- ----------------------------------------------------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.